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                                                                    Exhibit 9d


                 SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT (the "Second Amendment") is made and dated as of the 20th day of July, 1995 by and between FIRST INTERSTATE BANK OF CALIFORNIA (the "Lender") and NEW USA MUTUAL FUNDS, INC. (the "Company") acting on behalf of THE NEW USA MUTUAL FUND (the "Fund").

                                    RECITALS

     The Company is an open-end management investment company registered under the Investment Company Act of 1940. The Fund is a diversified series of the Company, which may from time to time issue additional series of funds. The Company acting on behalf of the Fund entered into a Revolving Credit Agreement with the Lender (as amended, modified, or waived from time to time, the "Agreement") pursuant to which the Lender agreed to extend credit to the Fund in an aggregate amount not to exceed the Credit Limit (as such term and all other capitalized terms used but not otherwise defined herein are defined in the Agreement) of $10,000,000. Pursuant to the terms of the First Amendment, the Credit Limit was increased from $10,000,000 to $20,000,000. At the request of the Company, the Lender has agreed to increase the existing Credit Limit from $20,000,000 to $30,000,000 and to clarify what Indebtedness the Company may incur all on the terms and conditions contained in this Second Amendment.

     NOW, THEREFORE, for good and valuable consideration, receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                   AGREEMENT

     1. Amendment.

     (a) The definition of "Credit Limit" contained in Exhibit A to the Agreement is amended to read as follows:

      "'Credit Limit' shall mean $30,000,000, as such amount may be increased or decreased by written agreement of the Lender and the Company."

           (b) The "and" after Paragraph 6(b)(1) is deleted, and Paragraph 6(b)(3) is added after Paragraph 6(b)(2) to read as follows:

      "and (3) Indebtedness to the Collateral Agent in an aggregate amount not to exceed $150,000 incurred to cover shareholder redemptions and not outstanding for more than three (3) consecutive days;"

     2. Conditions to Effectiveness of Second Amendment. This Second Amendment shall be effective on the date (the "Second Amendment Effective Date") that all of the following


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conditions precedent shall have occurred: (a) the Company and the Lender have duly executed and delivered-counterpart copies of this Second Amendment; (b) the Company shall have paid to the Lender a Credit Limit increase fee equal to one-eighth of one percent (.125%) of $10,000,000; (c) the Company shall have delivered to the Lender in form and substance satisfactory to the Lender and its counsel (1) certified copies of resolutions of the Board of Directors of the Company approving the execution and delivery of this Second Amendment; (2) a certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Second Amendment; (3) a duly executed Federal Reserve Form U-1 pursuant to Regulation U of the Board of Governors of the Federal Reserve System that the Company hereby authorizes and directs the Lender to supplement with each Daily Report for the purpose of at all times accurately and completely completing such form; (4) an opinion of counsel to the Company with respect to the effectiveness of this Second Amendment to amend the Agreement as provided herein; (d) all of the representations and warranties contained in this Second Amendment and the Agreement as amended hereby shall be true and correct as of the Second Amendment Effective Date except to the extent that they expressly relate to a prior date; and (e) no Event of Default shall have occurred and be continuing as of the Second Amendment Effective Date.

     3. Representations and Warranties of the Company. As an inducement to the Lender to enter into this Second Amendment, the Company represents and warrants to the Lender that (a) the Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Maryland;
(b) the Company has the corporate power and authority and the legal right to execute, deliver and perform the Loan Documents on behalf of the Fund and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents on behalf of the Fund; (c) this Second Amendment has been duly executed and delivered by the Company on behalf of the Fund; (d) the Agreement as amended hereby constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity;
(d) the execution and delivery of this Second Amendment and the performance of the Agreement as amended hereby will not violate any Requirement of Law or any Contractual Obligation of the Company or create or result in the creation of any Lien on any assets of the Company; (e) no consent, approval, authorization of, or registration, declaration or filing with any governmental authority is required on the part of the Company in connection with the execution and delivery of the Second Amendment or the performance of or compliance with the terms, provisions and conditions of the Agreement as amended hereby.

     4. Miscellaneous. This Second Amendment and the documents and agreements referred to herein embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof. All representations, warranties, covenants and agreements herein contained on the part of the Borrower shall survive the termination of this Second Amendment and shall be effective until the Obligations are paid and performed in full or longer as expressly provided herein. This Second Amendment may be executed in any number of counterparts all of which together shall


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constitute one agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to choice of law rules.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the day and year first above written.

                                 NEW USA MUTUAL FUNDS, INC., a
                                 Maryland corporation, as the Company



                                 By:    /s/  WILLIAM J. O'NEIL
                                   ----------------------------------
                                 Print Name: WILLIAM J. O'NEIL
                                   ----------------------------------
                                 Title:      CHIEF EXECUTIVE OFFICER
                                   ----------------------------------

                                 FIRST INTERSTATE BANK OF CALIFORNIA,
                                 as the Lender



                                 By:     /s/ KIM DEFENDERFER
                                   ----------------------------------
                                 Print Name: KIM DEFENDERFER
                                   ----------------------------------
                                 Title:      VICE PRESIDENT
                                   ----------------------------------


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